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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 8/th/ day of March, 2002, between CBD Media LLC, a Delaware limited liability company (the "Company"), and John Schwing (the "Employee").

                                    RECITALS

          A. It is the desire of the Company to employ the Employee to serve as the Company's Vice President - Finance & Administration, Chief Financial Officer.

          B. The Employee desires to become an employee and to provide his services to the Company on the terms set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I.
                               SERVICES AND TERM

          1.1 Term. Subject to the termination provisions set forth in Section 3.1, the Company will employ the Employee and the Employee accepts employment with the Company for a period of five years (the "Term") commencing on completion of the acquisition of the assets of Cincinnati Bell Directory by the Company (the "Effective Date").

                                  ARTICLE II.
                              COMPENSATION PACKAGE

          2.1  Cash Compensation.

               (a) Base Salary. During the initial year of the Term, the Company will pay the Employee an annual base salary of $131,480, thereinafter, will implement annual salary reviews and increases commensurate with employee's performance and position, payable in accordance with the normal payroll procedures of the company.

               (b) Bonus Opportunity. The Company shall establish an incentive bonus compensation plan pursuant to which Employee's target bonus opportunity shall be $26,296.

               (c) Withholding and Deferrals. All base salary and bonus payable under this Section 2.1 shall be reduced by (i) any income tax or other legally required withholding by the Company, (ii) any elective deferrals of such amounts as contributions to qualified and non-qualified retirement plans of the Company, if any, and (iii) contributions payable by Employee with respect to his participation in any employee benefit plans of the Company which the Company or the plan requires contributions by employees to receive benefits thereunder.

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          2.2  Benefits and Fringes.

               (a) Benefit Plans. During the Term, Employee shall be eligible to participate in such medical, health, retirement, welfare and insurance plans generally made available from time to time to other employees of the Company (subject to their terms), including medical, dental, and life, as well as a 401(k) plan with a matching contribution. Employee shall be eligible to participate in such benefits immediately upon the Effective Time. In addition, the Company shall provide Employee with life and disability insurance coverage of at least $500,000.

               (b) Vacation. During the Term, the Employee shall be entitled to paid vacation time in accordance with the plans, practices, policies and programs applicable to other employees of the Company, but in no event shall such vacation time be less than 20 days per calendar year, assuming a 12 month work year.

               (c) Business Expenses. The Company will promptly pay or reimburse the Employee for all reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder upon presentation of written documentation, subject, however, to the Company's reasonable policies relating to business-related expenses as then in effect from time to time.

               (d) Automobile. The Company shall provide an automobile allowance for the employee not to exceed $400 per month, starting September 2002. Employee acknowledges that any personal use of such automobile and the reimbursement of costs associated therewith will be taxable income to him. Employee shall cooperate with the Company with respect to documentation of personal use of the automobile. Unless Employee provides documented evidence to the contrary, the Company shall assume that all use of the automobile and reimbursement of costs associated therewith is personal use and therefore taxable to the Employee as such.

          2.3 Equity. Employee shall be granted a .276% equity interest on a fully diluted basis as of the Effective Date in CBD Media Holdings LLC, a Delaware limited liability company (the "Parent"), which is the parent company of the Company, in the form of Class C units (the "Equity"). The Class C units shall be granted to Employee on the same terms applicable to the Company's Chief Executive Officer. As long as the Employee remains employed by the Company, the Equity shall be subject to vesting at the rate of 25% on each anniversary of the Effective Date; provided however, that upon a change in control, i.e., the occurrence of any transaction as a result of which Spectrum, its affiliates or subsidiaries do not control at least 50% of the voting securities of Parent or the Company, then Employee shall be fully vested in the Equity. Employee shall sign the Limited Liability Company Agreement of Parent and a restricted unit agreement with respect to the Equity.

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                                  ARTICLE III.
                            TERMINATION OF SERVICES

          3.1 Termination. Employee's employment with the Company hereunder may be terminated by the Company or the Employee, as applicable, at any time prior to the end of the Term for any of the following reasons:

               (a) Disability. Upon the failure of the Employee to render services to the Company for a continuous period of three (3) months because of the Employee's physical or mental disability or illness, the Company may terminate this Agreement and the Employee's employment hereunder, provided such termination does not otherwise violate applicable law. If there should be a dispute between the parties as to the Employee's physical or mental disability, such dispute shall be settled by the opinion of an impartial reputable physician agreed upon for such purpose by the parties or their representatives. The certificate of such physician as to the matter in dispute shall be final and binding on the parties.

               (b) Cause. The Company may terminate this Agreement and the Employee's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean: (i) the Employee's willful failure or refusal to materially perform his duties under this Agreement; (ii) the Employee's willful failure or refusal to follow lawful directions of the Board, the Chief Executive Officer or other supervisor, or any other act of willful insubordination on the part of Employee; (iii) the engaging by the Employee in willful misconduct which is materially and demonstrably injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise; (iv) the commission by the Employee of an act of fraud or embezzlement against the Company or any of its divisions, subsidiaries or affiliates; (v) any conviction of, or plea of guilty or nolo contendere to, the Employee with respect to a felony (other than a traffic violation); or (vi) any act of fraud or dishonesty committed by the Employee which is materially detrimental to the business or reputation of the Company.

               (c) Without Cause. The Company may terminate this Agreement without Cause upon thirty (30) days written notice to the Employee.

               (d) Resignation. The Employee may terminate this Agreement and his employment with the Company upon thirty (30) days prior written notice to the Company.

               (e) Death. This Agreement shall automatically terminate on the death of the Employee.

          3.2 Payment on Termination with Cause, Resignation, Disability or Death. In the event that Employee's employment is terminated by the Company with Cause or by resignation, disability or death, Employee shall be entitled to receive the following payments not later than five business days after the date of termination:

               (a) payment of any earned but unpaid salary accrued through and including the date of termination;

               (b) payment of accrued, but unused, vacation time; and

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               (c) reimbursement of any unreimbursed business expenses incurred prior to the date of termination.

          3.3 Payment on Termination without Cause. Subject to the Employee's continuing compliance with the covenants contained in Section 4.2 of this Agreement (the "Covenants") and the execution by the Employee of a binding general waiver and release of claims, in the event that the Employee's employment is terminated by the Company without Cause, then the Employee shall be entitled to receive the following less any required withholdings:

               (a) payment of any earned, but unpaid salary accrued through and including the date of termination;

               (b) during the initial three years of this five year Agreement, a lump sum payment equal to the product of (i) the rate of his annual base salary and plus target bonus for the year in which such termination occurs, and (ii) two. And for the fourth and fifth year of this Agreement, the lump sum payment equal to his base salary plus target bonus.

               (c) payment of accrued, but unused, vacation time;

               (d) reimbursement any unreimbursed business expenses incurred prior to the date of termination.

                                  ARTICLE IV.
                                   COVENANTS

          4.1 During the Term, the Employee shall use his best efforts to faithfully perform his duties as Vice President - Finance & Administration, Chief Financial Officer. Employee shall devote his full business time and effort to the performance of his duties hereunder; provided, however, that the Employee shall, so long as such activities do not materially interfere or conflict with his performance hereunder, be permitted to devote time to industry, community or charitable organizations.

          4.2  Covenants.

               (a) Non-Competition. The Employee covenants and agrees that (I) during the Term and (ii) for a period of twelve (12) months following a termination of his employment by the Company for Cause or by the Employee (the "Post-Termination Period"), the Employee shall not directly or indirectly own an interest in, operate, join, control, advise, consult to, work for, serve as a director or manager of, have a financial interest, or participate in any corporation, partnership, proprietorship, firm, association, person, or other entity that engages or is planning to be engaged in the production, sale or distribution of telephone directories or any other business in which the Company is engaged during the Term (the "Business"). This Covenant applies to each, territory or jurisdiction, including but not limited to Butler, Clark, Clermont, Greene, Hamilton, Miami, Montgomery and Warren counties in the State of Ohio, Boone, Campbell, Grant Gallatin, Kenton and Pendleton counties in the State of Kentucky and Dearborn and Ohio counties in the State of Indiana and the Internet and the World Wide Web, in which the Company is doing business or is making an active effort to do business during the

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Term and with respect to the Employee's covenants regarding the post-termination period at the time the Employee's employment with the Company is terminated.
This Covenant does not prohibit the passive ownership of less than five percent (5%) of the outstanding stock or debt of any public corporation as long as the Employee is not otherwise in violation of this Covenant.

               (b) No Diversion. The Employee covenants and agrees that (i) during the Term and (ii) the Post-Termination Period, he shall not divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business opportunities of the Company (e.g., joint ventures, other business combinations, investment opportunities, potential investors in the Company, and other similar opportunities) which the Employee became aware of during his employment with the Company.

               (c) Non-Recruitment. The Employee agrees that the Company has invested substantial time and effort in assembling its present workforce. Accordingly, the Employee covenants and agrees that during the Term and the Post-Termination Period, he shall not directly or indirectly entice or solicit (other than pursuant to general, non-targeted public media advertisements) or seek to induce or influence any of the Company's Employees to leave their employment.

               (d) Remedies. The Employee acknowledges that should he violate any of the Covenants, it will be difficult to determine the resulting damages to the Company and, in addition to any other remedies it may have, and notwithstanding the provisions of Section 5.4, the Company shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage. The Company may elect to seek one or more of these remedies at its sole discretion on a case by case basis. Failure to seek any or all remedies in one case does not restrict the Company from seeking any remedies in another situation. Such action by the Company shall not constitute a waiver of any of its rights. Employee acknowledges and agrees that any breach of any of the Covenants during the period of his employment shall be grounds for immediate dismissal and forfeiture of any accrued and unpaid, bonus or other compensation and benefits, including all options and Bonus Stock granted pursuant to this Agreement and all other options and restricted stock granted or purchased by Employee, as liquidated damages. Employee acknowledges that any such liquidated damages shall be in addition to, and not exclusive of, any and all other rights and remedies the Company may exercise.

               (e) Severability and Modification of Any Unenforceable Covenant. It is the parties' intent that each of the Covenants be read and interpreted with every reasonable inference given to its enforceability. However, it is also the parties' intent that if any term, provision or condition of the Covenants is held to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Finally, it is also the parties' intent that if it is determine any of the Covenants are unenforceable because of over breadth, then the covenants shall be modified so as to make it reasonable and enforceable under the prevailing circumstances.

               (f) Tolling. In the event of the breach by Employee of any Covenant the running of the period of restriction shall be automatically tolled and suspended for the amount of time that the breach continues, and shall automatically recommence when the breach

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is remedied so that the Company shall receive the benefit of Employee's compliance with the Covenants. This paragraph shall not apply to any period for which the Company is awarded and receives actual monetary damages for breach by the Employee of a Covenant with respect to which this paragraph applies.

                                   ARTICLE V.
                                 MISCELLANEOUS

          5.1 Successors. This Agreement shall inure to the benefit of the Company and its successors and assigns, as applicable. If the Company shall merge or consolidate with or into, or transfer substantially all of its assets, including goodwill, to another corporation or other form of business organization, this Agreement shall be binding on, and run to the benefit of, the successor of the Company resulting from such merger, consolidation, or transfer. The Employee shall not assign, pledge, or encumber his interest in this Agreement, or any part thereof, without the prior written consent of the Company, and any such attempt to assign, pledge or encumber any interest in this Agreement shall be null and void and shall have no effect whatsoever.

          5.2 Governing Law. This Agreement is being made and executed in and is intended to be performed in the State of Ohio and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Ohio, without regard to the conflict of laws principles thereof.

          5.3 Entire Agreement. This Agreement comprises the entire agreement between the parties hereto relating to the subject matter hereof and as of the Commencement Date, supersedes, cancels and annuls all previous agreements between the Company (and/or its predecessors) and the Employee, as the same may have been amended or modified, and any right of the Employee thereunder other than for compensation accrued thereunder as of the date hereof, and supersedes, cancels and annuls all other prior written and oral agreements between the Employee and the Company or any predecessor to the Company. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the retention of the Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement.

          5.4 Severability; Enforceability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held to be invalid, unenforceable, or void by the final determination of a court of competent jurisdiction in any jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired, as to that jurisdiction and subject to this Section 5.4, such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only, and shall be enforced in that jurisdiction as so limited to the maximum extent permitted by the law of that jurisdiction.

          5.5 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CBD MEDIA LLC                                       EMPLOYEE


By:      /s/ Douglas A. Myers                            /s/  John Schwing
     ---------------------------                    ----------------------------
Name: Douglas Myers
Title: President & CEO


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